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                                                                     Exhibit 1.2

                   SUBSCRIPTION AGREEMENT OF ANTHONY ENGLAND

Bream Ventures, Inc.
5277 Marine Drive
West Vancouver, BC
V7W 2P5


Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the
"PURCHASER") is purchasing 1,250,000 shares of common stock of Bream Ventures, Inc. (the "COMPANY") a Nevada Corporation, at a price of $0.10 per share (the "SUBSCRIPTION PRICE").

Purchaser hereby confirms the Subscription for and purchase of the said number of Shares, hereby agrees to pay herewith the Subscription Price for such Shares.

CHECK PAYABLE TO:  Bream Ventures, Inc.

Executed this 16th day of March 2001 at
  5277 Marine Dr (Street Address), West Vancouver (City)
  British Columbia (State) Canada (Zip/Postal Code) V7W 2P5

/s/ Anthony England
Signature of Purchaser

Anthony England
Printed name of Purchaser

Social Security Number/Tax ID
722 274 651
Number of Shares Purchased                           Total Subscription Price
1,250,000                                            $12,500.00
Form of Payment: CHQ                                 Accepted this 16th day of
                                                     MARCH, 2001

                                                     Bream Ventures, Inc.
                                                     /s/ Anthony England
                                                     Title: President